Exhibit 16.1

January 21, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Motivating the Masses, Inc. File No. 333-187554

Dear Sir or Madam:

We have read Item 4.02 of Form 8-K dated January 21, 2016 of Motivating the Masses, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.02.

Sincerely,

/s/ Anton & Chia, LLP

Page 1 of 1